UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

SAVICORP

(Exact name of registrant as specified in its charter)

Nevada	000-27727	91-1766174
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2530 South Birch Street, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (877) 611-7284

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

8.01 Other Events

On June 17, 2015, the United States Securities and Exchange Commission (“SEC”) entered an Order of Suspension of Trading, File No. 500-1, regarding our common stock, stating that it appears to the SEC that there is a lack of current and accurate information concerning our securities because we are delinquent in our periodic filings with the SEC and had not filed any periodic report with the SEC since our Form 10-K for the fiscal year ending December 31, 2013 (the “Order”). The Order states that the SEC is of the opinion that the public interest and the protection of investors required a suspension of trading in our securities. Pursuant to Section 12(k) of the Securities Exchange Act of 1934 and the Order, trading in our securities has been suspended for the period from 9:30 a.m. EDT on June 17, 2015, through 11:59 p.m. EDT on June 30, 2015.

In response, we are accelerating our existing efforts to complete and file all delinquent periodic filings and hope to have them completed and filed prior to June 30, 2015. Our shares of common stock were previously traded on OTC Link (formerly the OTC Bulletin Board). Securities traded over-the-counter are subject to Rule 15c-211 regarding resumption of trading. As a result, we are uncertain whether or when our shares will resume trading on the OTC Link following expiration of the trading suspension.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 22, 2015	SaviCorp

By: /s/ Serge Monros
Serge Monros
Chairman, CEO